Exhibit 10.2

AMENDMENT TO CONVERTIBLE BOND SALE AND PURCHASE

AGREEMENT

This AMENDMENT AGREEMENT is made and entered into on this 17th day of February 2005, by and between Axess Telecom Co., Ltd., a Korean corporation having its registered office at Sungdo Bldg., 9th F1., 587-23, Sinsa-Dong, Gangnam-Gu, Seoul, Korea, 135-747 (the “Company”), and Axesstel, Inc., a Nevada corporation whose address is at 6815 Flanders Drive, Suite 210, San Diego, CA. 92121, U.S.A. (“Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are the parties with the Convertible Bond Sale and Purchase Agreement dated February 16, 2005, pursuant to which the Company agreed to issue and sell, and Purchaser agreed to purchase one (1) Convertible Bond of the Company, par value KRW 1,000,000,000 per bond (the “Bond Sale Agreement”); and

WHEREAS, the Company and the Purchase desire to amend the Bond Sale Agreement on the terms and conditions herein.

NOW, THEREFORE, the parties agree as follows:

The last sentence of Section 6(a) of Exhibit A attached to the Bond Sale Agreement, “The initial Conversion Price of the Convertible Bond shall be the closing price of the common stock on the KOSDAQ on the 15th day of February, 2005,” shall be replaced with the sentence, “The initial Conversion Price of the Convertible Bond shall be KRW 2,550”.

(The signature page follows)

IN WITNESS WHEREOF, the Company and Purchaser have executed this Agreement on the day and year first above written.

THE COMPANY:		PURCHASER:

AXESS TELECOM CO., LTD.		AXESSTEL, INC.

By:	/s/ Seo Chun Gil	By:	/s/ Jason Kim

Name:	Seo Chun Gil	Name:	Jason Kim

Title:	CEO	Title:	EVP

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